Exhibit 99.1

Spero Therapeutics Provides Corporate Update and 2024 Outlook

In 2H 2024, expect to provide Phase 2a topline proof-of-concept data from our wholly-owned lead program SPR720 in NTM-PD patients

Initiated dosing in PIVOT-PO Phase 3 trial for tebipenem HBr in cUTI patients. Entitled to receive $95 million in development milestones, payable over two years, as part of the GSK license agreement

Updated preliminary cash balance and cash runway guidance into late 2025

CAMBRIDGE, Mass., January 5, 2023 — Spero Therapeutics, Inc. (Nasdaq: SPRO), a multi-asset, clinical-stage, biopharmaceutical company, focused on identifying and developing novel therapies for rare diseases and multi-drug resistant (MDR) bacterial infections with high unmet need, today provided a corporate update highlighting its recent accomplishments and anticipated milestones for 2024.

“We look forward to another productive year for Spero in 2024, having achieved important clinical and regulatory milestones over the past twelve months,” said Sath Shukla, President, and CEO of Spero Therapeutics. “We are very pleased to move forward with the PIVOT-PO clinical trial, evaluating tebipenem HBr in complicated urinary tract infections, as we recently began dosing patients. Our Phase 2a trial of SPR720 in nontuberculous mycobacterial pulmonary disease is on track, and we look forward to reporting topline data, which is expected in the second half of 2024. Additionally, we ended 2023 with a strong cash balance, and believe our cash and cash equivalents, together with milestone payments from our tebipenem HBr commercial partner, GSK, will provide runway into late 2025.”

2023 Pipeline Updates and 2024 Anticipated Milestones

SPR720 for Nontuberculous Mycobacterial Pulmonary Disease (NTM-PD)

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In 2H 2024, the company expects to share topline data from the ongoing Phase 2a clinical trial of SPR720, which is being developed as a novel first-line oral treatment for non-tuberculous mycobacterial pulmonary disease (NTM-PD).

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The trial is expected to enroll up to 35 treatment-naïve or treatment-experienced non-refractory participants with NTM-PD, due to Mycobacterium avium complex. For more information on the trial, see ClinicalTrials.gov identifier NCT05496374.

Tebipenem HBr for complicated urinary tract infections (cUTI), including acute pyelonephritis (AP)

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In December 2023, Spero achieved first patient, first visit in PIVOT-PO, the global pivotal Phase 3 clinical trial of tebipenem HBr in patients with complicated urinary tract infections (cUTI), including acute pyelonephritis (AP), with a target enrollment of approximately 2,648 patients, which we expect to be completed in 2H of 2025.

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The FDA has indicated that positive and persuasive results from PIVOT-PO, supported with confirmatory evidence of efficacy, could be sufficient to support approval of tebipenem HBr as a treatment for cUTI, including pyelonephritis, for a limited use indication.

•	As part of its license agreement with GSK, Spero is entitled to receive an additional $95 million in development milestone payments, payable in four equal installments over two years.

SPR206 for Bacterial Pneumonia

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SPR206 is being developed in patients diagnosed with hospital-acquired or ventilator-associated bacterial pneumonia caused by carbapenem-resistant Acinetobacter baumannii-calcoaceticus complex (CRABC) or carbapenem-resistant Pseudomonas aeruginosa (CRPA).

Financial Guidance

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Cash and cash equivalents as of December 31, 2023, were approximately $76.3 million (unaudited). The company believes its cash and cash equivalents, together with the development milestone payments due under its license agreement with GSK, will be sufficient to fund anticipated operating and capital expenditure requirements into late 2025.

The information presented above reflects the company’s preliminary estimate, subject to the completion of the company’s financial closing procedures and the annual audit of its financial statements by its auditors. As a result, this preliminary estimate may differ from the actual results that will be reflected in the company’s audited, consolidated financial statements for the fiscal year ended December 31, 2023, when they are completed and publicly disclosed.

Link: SPRO Corporate Presentation

Tebipenem HBr Research Support

Select tebipenem HBr studies have been funded in part with federal funds from the U.S. Department of Health and Human Services; Administration for Strategic Preparedness and Response; Biomedical Advanced Research and Development Authority, under contract number HHSO100201800015C.

Government Agency Research Support

The views expressed in this press release are those of the authors and may not reflect the official policy or position of the Department of the Army, Department of Defense, or the U.S. Government. Select SPR206 studies are supported by the Office of the Assistant Secretary of Defense for Health Affairs, through the Joint Warfighter Medical Research Program under Award No. W81XWH 19 1 0295. Opinions, interpretations, conclusions and recommendations are not necessarily endorsed by the Department of Defense.

National Institute of Allergy and Infectious Disease

Select SPR206 studies have been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. 75N93021C00022.

About Spero Therapeutics

Spero Therapeutics, headquartered in Cambridge, Massachusetts, is a multi-asset, clinical-stage biopharmaceutical company focused on identifying and developing novel treatments for rare diseases and MDR bacterial infections.

•	Spero Therapeutics is developing SPR720 as a novel first-line oral therapy candidate for the treatment of a rare, orphan pulmonary disease caused by NTM-PD.

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Tebipenem HBr is an investigational drug in the United States being developed for the treatment of cUTI, including pyelonephritis, caused by certain bacteria, in adult patients who have limited treatment options; tebipenem HBr is not FDA-approved.

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Spero Therapeutics also has an IV-administered next generation polymyxin product candidate, SPR206, developed from its potentiator platform, which is in development to treat MDR Gram-negative infections in the hospital setting.

For more information, visit https://sperotherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements. These statements include, but are not limited to, statements about the design, initiation, timing, progress and results of Spero’s clinical trials and its research and development programs, as well as the regulatory path forward for tebipenem HBr and potential FDA approval, the potential commercialization of tebipenem HBr, and the potential receipt under the GSK license agreement of milestone payments and royalties on future sales of tebipenem HBr, and Spero’s cash forecast and cash runway. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether tebipenem HBr, SPR720 and SPR206 will advance through the clinical trial process on a timely basis, or at all, taking into account the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design and clinical outcomes; whether the results of such trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data that would delay approval of tebipenem HBr; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; Spero’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; Spero’s need for additional funding; Spero’s ability to retain key personnel; whether Spero’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; changes to Spero’s financial results for the year ended December 31, 2023 due to the completion of financial closing procedures; and other factors discussed in the “Risk Factors” set forth in filings that Spero periodically makes with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Spero’s views as of the date of this press release. Spero anticipates that subsequent events and developments will cause its views to change. However, while Spero may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spero’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Ted Jenkins

Vice President, Investor Relations and Strategic Finance

IR@sperotherapeutics.com

(617) 798-4039

Media Inquiries:

Lora Grassilli, Health Media Relations

Zeno Group

lora.grassilli@zenogroup.com

646-932-3735